Exhibit a.7

                             AETNA SERIES FUND, INC.

                             ARTICLES SUPPLEMENTARY

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                             AETNA SERIES FUND, INC.

                             ARTICLES SUPPLEMENTARY

       AETNA SERIES FUND, INC., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940 and having its principal office in the State of Maryland in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

       FIRST: The Board of Directors of the Corporation, at its June 23, 1999 meeting, adopted a resolution increasing the total number of shares of stock which the Corporation shall have authority to issue to thirteen billion, eight hundred million (13,800,000,000) shares of capital stock with a par value of $0.001 per share and with an aggregate par value of thirteen million, eight hundred thousand dollars ($13,800,000.00);

       SECOND: The Board of Directors, at its meeting held on June 23, 1999, by resolutions, did designate and classify one billion, two hundred million (1,200,000,000) shares of capital stock of the Corporation into 2 new series ("Series") as follows:

                 Name of Series               Name of               Number of
                 --------------               -------               ---------
                                          Class of Series       Shares Allocated
                                          ---------------       ----------------

Aetna Principal Protection Fund I             Class A              100,000,000
                                              Class B              100,000,000

Brokerage Cash Reserves                                          1,000,000,000

       THIRD: The shares of each Series and, if applicable, each Class of such Series, including, but not limited to the shares of each Series designated and classified in paragraph Second of these Articles Supplementary, shall have the preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications, conversion rights, and terms and conditions of redemption as set forth in paragraphs SEVENTH and EIGHTH of, and elsewhere in, the Articles of Amendment and Restatement of the Corporation. In addition, the proceeds of the redemption of Class B shares of a Series (including fractional shares) may be reduced by the amount of any contingent deferred sales charge payable on such redemption pursuant to the terms of the issuance of such shares.

       FOURTH: The shares of each Series and, if applicable, each Class of such Series, shall be subject to all provisions of the Articles of Amendment and Restatement of the Corporation.

       FIFTH: The shares of the Corporation authorized and classified pursuant to paragraphs FIRST and SECOND of these Articles Supplementary have been so authorized and classified by the Board of Directors under the authority contained in the charter of the Corporation. The total number of shares of capital stock that the Corporation has authority to issue has been increased by the Board of Directors in accordance with Section 2-105(c) of the Maryland General Corporation Law.

       SIXTH: Immediately prior to the effectiveness of these Articles Supplementary, the Corporation had the authority to issue twelve billion, six hundred million (12,600,000,000) shares of capital stock with a par value of $0.001 per share and with an aggregate par value of twelve million, six hundred thousand dollars ($12,600,000.00), of which the Board of Directors had designated and classified eleven billion, six hundred million (11,600,000,000) shares as follows:

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                 Name of Series               Name of               Number of
                 --------------               -------               ---------
                                          Class of Series       Shares Allocated
                                          ---------------       ----------------

AETNA MONEY MARKET FUND                       Class I            1,000,000,000
                                              Class A            1,000,000,000
                                              Class B            1,000,000,000
                                              Class C            1,000,000,000

AETNA BOND FUND                               Class I              100,000,000
                                              Class A              100,000,000
                                              Class B              100,000,000
                                              Class C              100,000,000

AETNA BALANCED FUND                           Class I              100,000,000
                                              Class A              100,000,000
                                              Class B              100,000,000
                                              Class C              100,000,000

AETNA GROWTH AND                              Class I              100,000,000
INCOME FUND                                   Class A              100,000,000
                                              Class B              100,000,000
                                              Class C              100,000,000

AETNA INTERNATIONAL FUND                      Class I              200,000,000
                                              Class A              200,000,000
                                              Class B              200,000,000
                                              Class C              200,000,000

AETNA GOVERNMENT FUND                         Class I              100,000,000
                                              Class A              100,000,000
                                              Class B              100,000,000
                                              Class C              100,000,000


AETNA SMALL COMPANY FUND                      Class I              100,000,000
                                              Class A              100,000,000
                                              Class B              100,000,000
                                              Class C              100,000,000

AETNA GROWTH FUND                             Class I              100,000,000
                                              Class A              100,000,000
                                              Class B              100,000,000
                                              Class C              100,000,000

                                       2
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                 Name of Series               Name of               Number of
                 --------------               -------               ---------
                                          Class of Series       Shares Allocated
                                          ---------------       ----------------

AETNA ASCENT FUND                             Class I              100,000,000
                                              Class A              100,000,000
                                              Class B              100,000,000
                                              Class C              100,000,000

AETNA CROSSROADS FUND                         Class I              100,000,000
                                              Class A              100,000,000
                                              Class B              100,000,000
                                              Class C              100,000,000

AETNA LEGACY FUND                             Class I              100,000,000
                                              Class A              100,000,000
                                              Class B              100,000,000
                                              Class C              100,000,000

AETNA INDEX PLUS                              Class I              100,000,000
LARGE CAP FUND                                Class A              100,000,000
                                              Class B              100,000,000
                                              Class C              100,000,000

AETNA INDEX PLUS BOND FUND                    Class I              100,000,000
                                              Class A              100,000,000
                                              Class B              100,000,000
                                              Class C              100,000,000

AETNA INDEX PLUS                              Class I              100,000,000
MID CAP FUND                                  Class A              100,000,000
                                              Class B              100,000,000
                                              Class C              100,000,000

AETNA MID CAP FUND                            Class I              100,000,000
                                              Class A              100,000,000
                                              Class B              100,000,000
                                              Class C              100,000,000

AETNA INDEX PLUS                              Class I              100,000,000
SMALL CAP FUND                                Class A              100,000,000
                                              Class B              100,000,000
                                              Class C              100,000,000

AETNA HIGH YIELD FUND                         Class I              100,000,000
                                              Class A              100,000,000
                                              Class B              100,000,000
                                              Class C              100,000,000

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                 Name of Series               Name of               Number of
                 --------------               -------               ---------
                                          Class of Series       Shares Allocated
                                          ---------------       ----------------

AETNA REAL ESTATE SECURITIES FUND             Class I              100,000,000
                                              Class A              100,000,000
                                              Class B              100,000,000
                                              Class C              100,000,000

AETNA VALUE                                   Class I              100,000,000
OPPORTUNITY FUND                              Class A              100,000,000
                                              Class B              100,000,000
                                              Class C              100,000,000

       SEVENTH: Immediately following the effectiveness of these Articles Supplementary, the Corporation will have authority to issue thirteen billion, eight hundred million (13,800,000,000) shares of capital stock with a par value of $0.001 per share and with an aggregate par value of thirteen million, eight hundred thousand dollars ($13,800,000.00) of which the Board of Directors has designated and classified twelve billion, eight hundred million (12,800,000,000) shares as set forth in paragraphs SECOND and SIXTH of these Articles Supplementary and of which one billion (1,000,000,000) shares remain unclassified.

       IN WITNESS WHEREOF, Aetna Series Fund, Inc. has caused these Articles Supplementary to be signed in its name on its behalf by its authorized officers who acknowledge that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects and that this statement is made under the penalties of perjury.

ATTEST:                                       AETNA SERIES FUND, INC.

/s/ Amy R. Doberman                           /s/ J. Scott Fox
-------------------                           ----------------
Amy R. Doberman                               J. Scott Fox
Secretary                                     President

Date: July 12, 1999
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CORPORATE SEAL

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